SMITHS FALLS, ON, November 5, 2021 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX: WEED) (NASDAQ: CGC) today announces its financial results for the second quarter fiscal 2022 ended September 30, 2021. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

•	Announced plan to acquire the #1 edibles company in North America, Wana Brands, upon U.S. THC permissibility further strengthening U.S. ecosystem.
•	Delivered a robust innovative new product pipeline with over 40+ new SKUs launching globally during Q2 FY2022.

•	Launched whisl, an innovative CBD vape designed for mood management, through an exclusive partnership with Circle-K in the U.S.

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Net revenue declined by 3% in Q2 FY2022 versus Q2 FY2021. Maintained market leadership position in premium flower category and increased market share in vapes and edibles during Q2 FY2022 across tracked Canadian recreational cannabis market.

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Pushing out positive Adjusted EBITDA target due to Canada supply challenges and a delayed revenue ramp in the U.S.; taking a number of actions to improve Canadian performance and remain optimistic about the mid-to long-term outlook.

"In new industries where the potential is immense, progress is rarely a straight line. With a focused strategy, a foundation for growth, and our burgeoning U.S. ecosystem, Canopy is uniquely positioned to win as the industry matures.”

David Klein, Chief Executive Officer, Canopy Growth Corporation

"Achieving profitability remains a top priority. We are focused on increasing market share in Canada, premiumizing our product mix and delivering on our cost savings commitment.”

Mike Lee, Chief Financial Officer, Canopy Growth Corporation

Second Quarter Fiscal 2022 Financial Summary

(in millions of Canadian \dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]

Reported	$131.4	(54%)	(52%)	$(16.3)	$(162.6)	$(101.3)
vs. Q2 FY2021	(3%)	(7,300) bps	(7,100) bps	83%	(90%)	47%

[1] Adjusted gross margin is a non-GAAP measure, and for Q2 fiscal 2022 excludes $3.1 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis (Q2 FY2021 - excludes $0.3 million related to the flow-through of inventory step-up associated with fiscal 2020 business combinations). See "Non-GAAP Measures".

[2] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

[3] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

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Second Quarter Fiscal 2022 Financial Summary

Revenues:

Net revenue of $131 million in Q2 FY2022 was a decline of 3% versus Q2 FY2021. Total net cannabis revenue of $95 million in Q2 FY2022, represented an increase of 1% over Q2 FY2021. Excluding the impact from acquired businesses, net revenue declined 13% and cannabis revenue declined 14% versus Q2 FY2021.

Gross margin:

Reported gross margin in Q2 FY2022 was (54%) as compared to 19% in Q2 FY2021. Excluding non-cash charges related to inventory write-downs and inventory step-up charges from acquisitions, as well as certain other non-recurring items including Canadian government payroll subsidies pursuant to a COVID-19 relief program, gross margin would have been approximately 12%.  Inventory write-downs in Q2 FY22 amounted to $87 million and primarily relate to excess Canadian cannabis inventory resulting from lower sales relative to forecast as well as declines in expected near-term demand. Gross margin in Q2 FY2022 was further impacted by lower production output and price compression in the Canadian recreational business as well as higher third-party shipping, distribution and warehousing costs across North America.

Operating expenses:

Total SG&A ("SG&A") expenses in Q2 FY2022 declined by 15% versus Q2 FY2021, driven by year-over-year reductions in General & Administrative ("G&A") and Research and Development ("R&D") expenses partially offset by an increase in Sales & Marketing ("S&M") expenses. G&A expenses declined 49% year-over-year primarily due to reductions in staffing and professional fees and benefit from payroll subsidies received from the Canadian government in Q2 FY2022, pursuant to a COVID-19 relief program. R&D expenses declined 38% year-over-year principally due to project timing. S&M expenses increased 49% year-over-year primarily due a return to more normal advertising and promotions spending in Q2 FY2022, compared to the prior year, higher sponsorship fees associated with BioSteel’s partnership deals and increased advertising expenses associated with new product launches.

Net Earnings:

Net Earnings in Q2 FY2022 amounted to a loss of $16 million, which is an $80 million improvement versus Q2 FY2021, driven primarily by Other Income totaling $196 million during Q2 FY2022 mostly attributable to non-cash fair value changes of $233 million.

Adjusted EBITDA:

Adjusted EBITDA loss in Q2 FY2022 was $163 million, a $77 million wider loss versus Q2 FY2021 driven by lower sales, a decline in gross margins, partially offset by the reduction in our total selling, general and administrative expense. Adjusted EBITDA loss in Q2 FY2022, excluding non-cash inventory write-downs would have been a loss of $76 million.

Free Cash Flow:

Free Cash Flow in Q2 FY2022 was an outflow of $101 million, a 47% decrease in outflow vs Q2 FY2021. Relative to Q2 FY2021, the Free Cash Flow outflow reduction reflects the decrease in cash used for operating activities and the lower purchases of property, plant and equipment.

Cash Position:

Cash and Short-term Investments amounted to $2.0 billion at September 30, 2021, representing a decrease of $0.3 billion from $2.3 billion at March 31, 2021 reflecting EBITDA losses and capital investments.

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Outlook

Pushing out positive Adjusted EBITDA target due to market share challenges in the Canadian recreational business and a slower-than-expected ramp-up of U.S. distribution for BioSteel

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The Company continues to expect revenue acceleration in the second half of FY2022 but the magnitude and pace of improvement is expected to be more modest than previously anticipated. The Company is focused on stabilizing its market share of the Canadian recreational cannabis in the second half of FY2022. Distribution expansion of BioSteel is expected to accelerate in the second half of FY2022 but shipments may depend on timing of chain authorizations and associated shelf resets.

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The Company is taking steps to improve its Canadian recreational business, with increased supply of in-demand high THC flower products and new product launches across flower, pre-roll joints, vapes, edibles and beverages expected to improve market share. Additionally, the Company recently implemented a portfolio optimization strategy that is designed to improve distribution of high-velocity and high-margin products while reducing supply chain complexity and improving service levels on priority SKUs. The portfolio optimization work, along with increased sales, is expected to lead to improved gross margin in the Canadian operations.

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The Company remains optimistic about its growth opportunities in the U.S. for both its BioSteel ready-to-drink (“RTD”) beverages and its portfolio of CBD brands. Brand awareness continues to rise, velocity is tracking in-line with expectations and feedback from distributors and retailers has been positive. BioSteel is expected to see its distribution ramp up over the balance of FY2022 and into FY2023 driven by increased listings with national and regional chain accounts.

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Implementation of the previously announced cost savings program is well underway, with the Company having realized $70 million, including $32 million in Q2 FY2022, of the $150 million to $200 million in cost savings expected by the end of the first half of FY2023. The Company is taking steps to reduce/delay discretionary spending and further tighten G&A expenses, an effort that is also expected to contribute to the Company achieving positive adjusted EBITDA.

•	Further mitigating impact to Free Cash Flow through a reduced CapEx plan, with FY2022 CapEx now expected to be in the range of $100 million to $150 million.

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Second Quarter Fiscal 2022 Business Highlights

Amid a highly competitive Canadian recreational market, increased market share in vapes and edibles and maintained market leadership in premium flower category

•    In Q2 FY2022, increased vape market share by 20 bps to 8.5%[4] and increased edibles market share by 50 bps to 8.7%, from Q1 FY2022.

•    Maintained #1 market share in premium flower category in Q2 FY2022 with 13.2%, down 310 bps quarter over quarter, #2 market share in the value flower category in Q2 FY2022 with 18.1%, down 540 bps sequentially.

•    Market share softness across flower categories was driven by insufficient supply of flower with in-demand attributes, including higher THC, in the premium and mainstream categories as well heightened competition focused on single strain offerings in the value flower category.

•Flower products with in-demand attributes, including higher THC, have begun coming to market, with supply expected to build over 2H FY2022.

U.S. business continues to gain momentum, distribution expected to ramp into spring CY2022

•    BioSteel RTD beverages continued to build distribution throughout Q2 FY2022, with All Commodity Volume (“ACV”) increasing to 6.5% in the latest 13-weeks ending October 3, 2021 in IRI. BioSteel has recently secured new distribution with a number of key retailers, and active discussions underway with additional national and regional chain retailers.

•Martha Stewart CBD remains one of the fastest growing CBD brand across all formats and is now the #3 brand among all CBD gummies in the food, drug and convenience-store channel with 12.4% market share, according to IRI data for the 4 weeks ended October 3, 2021. A range of new Martha Stewart CBD confectionary products has shipped in the current quarter.

•    Subsequent to quarter end, Canopy announced an agreement to acquire, upon federal permissibility of THC, Wana Brands, the #1 cannabis edibles brand in North America. Wana’s leadership position and ongoing expansion across the U.S. bolsters Canopy Growth’s product, brand and geographic exposure to the U.S. cannabis market upon federal permissibility.

[4] Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by a third-party data provider, government agencies and our own retail store operations across the country. The tool captures point of sale data from an average of 26% of stores in Alberta, British Columbia, Saskatchewan, Manitoba and Newfoundland & Labrador, point of sale data from 100% of stores in New Brunswick, Nova Scotia, Prince Edward Island and Quebec, as well as depletions and e-commerce sales data from the OCS.

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Over 40 new SKUs shipped in Q2 FY2022 including new innovative cannabis-based mood management vape

In Flower:

•Launched a range of premium flower SKUs in Q2 FY2022 including new DOJA Okanagan Grown Ultra Sour and Cold Creek Kush, as well as DOJA Craft limited time offerings including Cali Kush Cake and GMO Garlic Breath.

•Launched small format pre-rolled joints in Q2 FY2022 - Tweed Quickies, in Green Kush and Afghan Kush, and Ace Valley Pinners, in Kosher Kush, OG Mellon and Great White Shark – the first CBD dominant pre‑roll in the category.

•The Company expects to bring additional flower and pre-roll products to market over the coming months including new strains across all categories with DOJA 91K, Tweed Powdered Donuts, Twd. Garlic Jelly flower shipped in the current quarter.

In Vapes:

•The Company launched the new nicotine-free, whisl CBD vaporizer in the U.S in Q2 FY2022. whisl brings cannabis-based mood management to vapes, offering three uniquely formulated options to help consumers dial in to their desired effect – focus, calm, or winding down. whisl is available on shopcanopy.com and in over 3,500 Circle-K stores across the U.S. currently. whisl is already the #3 CBD vape in the U.S. per IRI data for the 4 weeks ended October 3, 2021.

•Storz & Bickel released three new vaporizer updates in Q2 FY2022 including the limited-edition VOLCANO ONYX and the MIGHTY+ vaporizer featuring a fast-charging USB-C socket, pre-set Superbooster temperature and 60-second rapid heat up time.

•The Company is scheduled to ship premium 7Acres live-resin dab-friendly concentrates in the coming months.

In Beverages:

•The Company further expanded its beverage portfolio with Tweed Iced Tea (available in lemon and raspberry flavours, both with 5 mg THC) entering the market in Q1 FY2022 and new Tweed Fizz seltzers (available in Watermelon and Mango flavours, both with 5 mg THC) entering the market in Q2 FY2022.

•The Company has expanded the popular Deep Space brand having shipped Deep Space Limon Splashdown in the current quarter.

In Edibles:

•In Q2 FY2022, the Company launched Ace Valley Dream CBN gummies containing the minor cannabinoid CBN which lends itself to sleep. The Company also launched Ace Valley Super CBD gummies in Q2 FY2022.

•The Company has extended the popular Deep Space brand into the edibles category with shipments of our new Deep Space XPRESS gummies beginning in Q3 FY2022. The Deep Space XPRESS gummy contains the maximum allowable 10 mg THC per gummy and are available in the original Deep Space Cola and new Limon Splashdown flavours. In addition, new Tweed XPRESS gummies will begin to ship in Q3 FY2022.

•Also in Q3 FY2022, the Company has begun shipping new Martha Stewart Harvest Medley CBD Wellness Gummies, Mini CBD Peppermint Ribbons, and the Snowflake CBD Gummy Sampler.

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Second Quarter Fiscal 2022 Revenue Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q2 FY2022	Q2 FY2021	Vs. Q2 FY2021
Canadian recreational cannabis
Business to business[5]	$41.9	$42.2	(1%)
Business to consumer	$16.7	$18.7	(11%)
	$58.6	$60.9	(4%)
Canadian medical cannabis[6]	$13.1	$13.9	(6%)
	$71.7	$74.8	(4%)
International and other
C3	$11.9	$13.6	(13%)
Other	$11.7	$5.9	98%
	$23.6	$19.5	21%
Global cannabis net revenue	$95.3	$94.3	1%
Other consumer products
Storz & Bickel	$14.5	$21.9	(34%)
This Works	$9.1	$7.8	17%
Bio Steel	$7.5	$5.1	47%
Other	$5.0	$6.2	(19%)
Other consumer products revenue	$36.1	$41.0	(12%)
Net revenue	$131.4	$135.3	(3%)

This table has been recast to align with our new segment reporting. International and other revenue includes revenue from our international medical business and hemp-derived CBD business. Other consumer products includes revenue from Storz & Bickel, This Works, BioSteel, clinics, accessories and other ancillary businesses.

[5] Reflects excise taxes of $12.9 million and other revenue adjustments of $nil for Q2 2022 (Q2 2021 ‐ $14.2 million and $3.8 million, respectively)

[6] Reflects excise taxes of $1.4 million for Q2 2022 (Q2 2021 - $1.4 million).

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Revenue by Form

(in millions of Canadian dollars, unaudited)	Q2 FY2022	Q2 FY2021	Vs. Q2 FY2021
Canadian recreational cannabis
Dry bud[7]	$56.8	$63.9	(11%)
Oils and softgels[7]	$5.5	$7.0	(21%)
Beverages, edibles, topicals and vapes[7]	$9.2	$8.0	15%
Other revenue adjustments[8]	$-	$(3.8)	100%
Excise taxes	$(12.9)	$(14.2)	9%
	$58.6	$60.9	(4%)
Medical cannabis and other
Dry bud	$9.1	$9.9	(8%)
Oils and soft gels	$20.8	$23.5	(11%)
Beverages, edibles, topicals and vapes	$8.2	$1.4	486%
Excise taxes	$(1.4)	$(1.4)	0%
	$36.7	$33.4	10%
Global cannabis net revenue	$95.3	$94.3	1%
Other consumer products
Storz & Bickel	$14.5	$21.9	(34%)
This Works	$9.1	$7.8	17%
Bio Steel	$7.5	$5.1	47%
Other	$5.0	$6.2	(19%)

Other consumer products revenue	$36.1	$41.0	(12%)

Net revenue	$131.4	$135.3	(3%)
This table has been recast to align with our new segment reporting.

Second Quarter Fiscal 2022 Revenue Review

Canadian Cannabis

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Recreational B2B net sales in Q2 FY2022 decreased 1% over prior year period primarily due to insufficient supply of flower products with in-demand attributes and continued price compression, particularly in the value-priced dried flower category. These factors were largely offset by contribution from the acquisitions of Ace Valley and Supreme Cannabis.

•	Recreational B2C net sales in Q2 FY2022 decreased 11% versus Q2 FY2021 largely driven by the rapid increase in third party retail locations across provinces.
•	Medical net revenue in Q2 FY2022 decreased 6% from Q2 FY2021 driven primarily by higher average order sizes offset by a fewer number of orders.

International Cannabis

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C3 revenue in Q2 FY2022 decreased 13% year-over-year as a result of increased competition as well as the negative impact of FX, as the Canadian dollar has strengthened against the Euro compared to a year ago.

•	Other revenue in Q2 FY2022 increased 98% over the prior year period primarily due to growth in U.S. CBD sales.

Other Consumer Products

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S&B vaporizer revenue in Q2 FY2022 decreased 34% over Q2 FY2021 in part due to a strong comparison during the year-ago period,as well as shipping restrictions and production shortages caused by global supply chain difficulties.

•	This Works sales in Q2 FY2022 increased 17% over Q2 FY2021, driven by Amazon and third-party e-commerce sales.
•	BioSteel sales in Q2 FY2022 increased 47% over Q2 FY2021 driven by the launch of RTD beverages and expanded distribution in the U.S. market.

The second quarter fiscal 2022 and second quarter fiscal 2021 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

[7] Excludes the impact of other revenue adjustments.

[8] Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business‐to‐business channel.

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Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Mike Lee, CFO at 10:00 AM Eastern Time on November 5, 2021.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1505860&tp_key=a4b00798a9

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on February 3, 2022 at:

https://produceredition.webcasts.com/starthere.jsp?ei=1505860&tp_key=a4b00798a9

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release.

Contact:

Niklaus Schwenker

Director, Communications

media@canopygrowth.com

Judy Hong

Vice President, Investor Relations & Competitive Intelligence

Judy.hong@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

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the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “USPTO”), the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

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expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the amended plan of arrangement with Acreage Holdings, Inc., including the consummation of such acquisition;
•	the definitive agreements with Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (each, a “Wana Entity”), including the consummation of the acquisition of each Wana Entity.
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
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our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
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the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group, including proceeds to us that may result therefrom or the potential conversion of the convertible senior notes (the “Notes”) issued by Canopy Growth and held by the CBI Group;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from CBI;
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the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
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the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

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the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels and networks;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network;
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•	expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; our limited operating history; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Schedule 1

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)
	September 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$807,621	$1,154,653
Short-term investments	1,150,325	1,144,563
Restricted short-term investments	12,219	11,332
Amounts receivable, net	92,630	92,435
Inventory	353,309	367,979
Prepaid expenses and other assets	86,905	67,232
Total current assets	2,503,009	2,838,194
Other financial assets	509,284	708,167
Property, plant and equipment	1,123,323	1,074,537
Intangible assets	342,172	308,167
Goodwill	2,004,006	1,889,354
Other assets	8,962	5,061
Total assets	$6,490,756	$6,823,480

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$94,367	$67,262
Other accrued expenses and liabilities	86,076	100,813
Current portion of long-term debt	8,825	9,827
Other liabilities	70,635	106,428
Total current liabilities	259,903	284,330
Long-term debt	1,517,778	1,573,136
Deferred income tax liabilities	25,464	21,379
Liability arising from Acreage Arrangement	162,000	600,000
Warrant derivative liability	104,773	615,575
Other liabilities	105,818	107,240
Total liabilities	2,175,736	3,201,660
Commitments and contingencies
Redeemable noncontrolling interest	69,400	135,300
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 393,383,061 shares and 382,875,179 shares, respectively	7,468,717	7,168,557
Additional paid-in capital	2,485,914	2,415,650
Accumulated other comprehensive loss	(27,448)	(34,240)
Deficit	(5,686,796)	(6,068,156)
Total Canopy Growth Corporation shareholders' equity	4,240,387	3,481,811
Noncontrolling interests	5,233	4,709
Total shareholders' equity	4,245,620	3,486,520
Total liabilities and shareholders' equity	$6,490,756	$6,823,480

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended September 30,
	2021	2020
Revenue	$145,648	$150,828
Excise taxes	14,274	15,562
Net revenue	131,374	135,266
Cost of goods sold	202,514	109,186
Gross margin	(71,140)	26,080
Operating expenses:
Selling, general and administrative expenses	125,756	147,253
Share-based compensation	15,953	21,984
Expected credit losses on financial assets and related charges	-	94,745
Asset impairment and restructuring costs	2,510	46,363
Total operating expenses	144,219	310,345
Operating loss	(215,359)	(284,265)
Loss from equity method investments	-	(32,991)
Other income (expense), net	195,821	221,256
Loss before income taxes	(19,538)	(96,000)
Income tax recovery (expense)	3,207	(552)
Net loss	(16,331)	(96,552)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(5,273)	(64,491)
Net loss attributable to Canopy Growth Corporation	$(11,058)	$(32,061)

Basic (loss) earnings per share	$(0.03)	$(0.09)
Basic weighted average common shares outstanding	393,274,758	371,520,534

Diluted (loss) earnings per share	$(0.03)	$(0.09)
Diluted weighted average common shares outstanding	393,274,758	371,520,534

Schedule 3

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Six months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$373,624	$(224,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	37,108	36,373
Amortization of intangible assets	16,804	29,432
Share of loss on equity method investments	100	40,180
Share-based compensation	29,079	52,669
Asset impairment and restructuring costs	80,690	59,157
Expected credit losses on financial assets and related charges	-	94,745
Income tax recovery	(307)	(2,486)
Non-cash fair value adjustments	(834,090)	(268,143)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	12,354	1,498
Prepaid expenses and other assets	(3,423)	(6,604)
Inventory	40,208	(23,500)
Accounts payable and accrued liabilities	3,778	(11,408)
Other, including non-cash foreign currency	(7,670)	(57,334)
Net cash used in operating activities	(251,745)	(280,295)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(35,658)	(90,195)
Purchases of intangible assets	(2,729)	(7,604)
Proceeds on sale of property, plant and equipment	2,290	-
Proceeds on sale of intangible assets	-	18,337
Purchases of short-term investments	(705)	(367,779)
Net cash proceeds on sale of subsidiaries	10,324	-
(Investments in) sale of other financial assets	110	(7,526)
Investment in Acreage Arrangement	-	(49,849)
Loan advanced to Acreage Hempco	-	(66,995)
Net cash outflow on acquisition of subsidiaries	(9,070)	-
Other investing activities	(10,859)	3,481
Net cash used in investing activities	(46,297)	(568,130)
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	1,460	-
Proceeds from exercise of stock options	4,886	10,756
Proceeds from exercise of warrants	-	244,990
Issuance of long-term debt	-	1,564
Repayment of long-term debt	(49,991)	(5,920)
Other financing activities	(3,036)	(585)
Net cash (used in) provided by financing activities	(46,681)	250,805
Effect of exchange rate changes on cash and cash equivalents	(2,309)	(32,269)
Net decrease in cash and cash equivalents	(347,032)	(629,889)
Cash and cash equivalents, beginning of period	1,154,653	1,303,176
Cash and cash equivalents, end of period	$807,621	$673,287

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended September 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2021	2020
Net revenue	$131,374	$135,266

Gross margin, as reported	(71,140)	26,080
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	3,123	281
Adjusted gross margin[1]	$(68,017)	$26,361

Adjusted gross margin percentage[1]	(52%)	19%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net loss	$(16,331)	$(96,552)
Income tax (recovery) expense	(3,207)	552
Other (income) expense, net	(195,821)	(221,256)
Loss on equity method investments	-	32,991
Share-based compensation[2]	15,953	21,984
Acquisition-related costs	2,391	3,472
Depreciation and amortization[2]	28,780	31,758
Asset impairment and restructuring costs	2,510	46,363
Expected credit losses on financial assets and related charges	-	94,745
Charges related to the flow-through of inventory step-up on business combinations	3,123	281
Adjusted EBITDA[1]	$(162,602)	$(85,662)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Condensed Interim Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow Reconciliation[1]
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net cash used in operating activities	$(85,965)	$(161,749)
Purchases of and deposits on property, plant and equipment	(15,379)	(28,648)
Free cash flow[1]	$(101,344)	$(190,397)

[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin Reconciliation
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2021	2020
Global cannabis segment
Net revenue	$95,325	$94,294
Cost of goods sold	177,917	82,232
Gross margin	(82,592)	12,062
Gross margin percentage	(87%)	13%

Other consumer products segment
Revenue	$36,049	$40,972
Cost of goods sold	24,597	26,954
Gross margin	11,452	14,018
Gross margin percentage	32%	34%

Schedule 8

Segmented Adjusted Gross Margin1 Reconciliation (Non-GAAP Measure)

	Three months ended
(in thousands of Canadian dollars except where indicated; unaudited)	September 30, 2021	September 30, 2020
Global cannabis segment
Net revenue	$95,325	$94,294

Gross margin, as reported	(82,592)	12,062
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	3,123	-
Adjusted gross margin[1]	$(79,469)	$12,062

Adjusted gross margin percentage[1]	(83%)	13%

Other consumer products segment
Revenue	$36,049	$40,972

Gross margin, as reported	11,452	14,018
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	-	281
Adjusted gross margin[1]	$11,452	$14,299

Adjusted gross margin percentage[1]	32%	35%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".